UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 13, 2021

Twist Bioscience Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-38720	46-2058888
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

681 Gateway Boulevard

South San Francisco, CA 94080

(Address of principal executive offices, including ZIP code)

(800) 719-0671

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TWST	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 13, 2021, Twist Bioscience Corporation (the “Company”) entered into a first amendment (the “First Lease Amendment”), which amends the terms of the lease agreement between the Company and PWII Owner, LLC (the “Landlord”), dated December 18, 2020 (as amended from time to time, the “ParkWorks Industry Center Lease”). The First Lease Amendment increases the premises originally leased under the Parkworks Industry Center Lease (the “Original Premises”) within the same building at 26600 S.W. Parkway Avenue, Wilsonville, Oregon by approximately 101,000 square feet (the “Additional Premises” and together with the Original Premises, the “Premises”). The Company intends to use the Additional Premises to support its additional product offerings, including DNA data storage, or other high value growth product lines. The First Lease Amendment also extends the termination date of the ParkWorks Industry Center Lease until April 1, 2034 and modifies the Company’s option to extend the term of the ParkWorks Industry Center Lease to an additional 10-year term for the Premises. Additional rent under the First Lease Amendment for the Additional Premises commences April 1, 2022 with approximately $1.2 million in rent payments due the first year and approximately $17.6 million in aggregate estimated rent payments due over the total initial term of the First Lease Amendment. In addition, the First Lease Amendment increases the base rental payments relating to the Original Premises by 3% for the period in which the First Lease Amendment extends the term of the original ParkWorks Industry Center Lease. The Company is obligated to pay 26.4625% of the operating expenses and utilities applicable to the Additional Premises. The Landlord will provide the Company with a tenant improvement allowance in connection with the Company’s improvements to the Additional Premises of approximately $4.3 million.

The First Lease Amendment is filed as Exhibit 10.1 to this report and the foregoing description of the terms of the First Lease Amendment is qualified in its entirety by reference to such exhibit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	First Amendment to Lease dated April 13, 2021, between Twist Bioscience Corporation and PWII Owner, LLC
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

*	Registrant has omitted schedules and exhibits pursuant to Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of the omitted schedules and exhibits to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2021	Twist Bioscience Corporation

	By:	/s/ Emily M. Leproust
	Name:	Emily M. Leproust
	Title:	President and Chief Executive Officer